UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
June 30, 2011
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 30, 2011, Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, submitted a report to the California Public Utilities Commission (“CPUC”) containing the results of the Utility’s system-wide review of class location designations for its natural gas transmission pipelines.  (The Utility’s report is expected to be available on the CPUC’s website at www.cpuc.ca.gov.)  Under federal and state regulations, the class location designation of a pipeline is based on the types of buildings, population density, or level of human activity near the segment of pipeline, and is used to determine the pipeline’s maximum allowable operating pressure (“MAOP”) up to which it can be operated.

This review of class location designations has indicated that some segments of pipe had or may have an MAOP higher than appropriate for their current class location designations.  The Utility has already reduced the operating pressure on approximately 3.5 miles that were operating above the MAOP that corresponds to the pipeline segment’s current class location designation.  The Utility also is planning to reduce pressure on approximately 4 miles of other pipelines that will involve over 30 different locations.  Some of these pipeline segments will be replaced.  Some of the pressure reductions will affect electric generators, and the Utility will be coordinating with the California Independent System Operator and the affected generators.   The Utility is still reviewing its records for another approximately 100 miles of pipeline and may implement additional pressure reductions depending upon the results of that review.

Also, on July 1, 2011, the Utility filed a report with the CPUC regarding the inspection of underground enclosures where some of the Utility’s electric distribution equipment is located.  The Utility filed the report as required by CPUC General Order 165 which sets the schedules for electric inspection cycles and reporting requirements.  In its report, the Utility stated that an internal system-wide investigation of underground enclosure inspections determined that it was probable that some underground enclosures, primarily located in the San Jose division of the Utility’s service territory, had not been inspected as had been reported previously by Utility employees and contractors.  The Utility will complete inspections of these underground enclosures by October 2011.  The Utility also has enhanced its inspection and work-verification processes.

PG&E Corporation and the Utility are unable to predict how these matters will affect the ongoing regulatory proceedings and current investigations involving the Utility or whether additional proceedings or investigations will be commenced that could result in further regulatory orders or the imposition of fines or penalties on the Utility.  PG&E Corporation and the Utility also are unable to predict whether the Utility will incur significant third-party liability related to service disruptions caused by pressure reductions on natural gas transmission pipelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: July 1, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: July 1, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and Corporate Secretary